UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 3, 2021

Date of Report (date of earliest event reported)

Cutera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Conditions

On March 3, 2021, Cutera, Inc. (the “Company”) announced a private offering of $125.0 million aggregate principal amount of convertible senior notes due 2026 (the “Notes”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Offering”) and filed with the Securities and Exchange Commission (“SEC”) a preliminary offering memorandum (the “Preliminary Offering Memorandum”). The Company included the following financial disclosure in the Preliminary Offering Memorandum:

“Recent Operating Results (Preliminary and Unaudited)

A brief summary of certain of our consolidated preliminary estimates of unaudited financial results for the quarter and the twelve months ended December 31, 2020 is set forth below in accordance with accounting principles generally accepted in the United States of America, or GAAP, on the basis of methodologies other than GAAP and based upon information available to us as of the date of this offering memorandum. This summary is not meant to be a comprehensive statement of our consolidated financial results for these periods. The following financial data for the quarter and twelve months ended December 31, 2020 is preliminary and based upon our estimates, and actual results may differ from these estimates following the completion of our financial closing procedures and related adjustments. This preliminary estimated data should not be considered a substitute for the financial information to be filed with the SEC in our Annual Report on Form 10-K for the quarter and the twelve months ended December 31, 2020 once it becomes available. See the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in this offering memorandum and the information incorporated herein for additional information regarding factors that could result in differences between the preliminary results of unaudited financial information for the quarter and the twelve months ended December 31, 2020 below and the actual financial and other data we will report for the quarter and the twelve months ended December 31, 2020.

In order to supplement the Company’s condensed consolidated financial statements presented in accordance with GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations and net income (loss) per diluted share. Non-GAAP adjustments include stock-based compensation, depreciation, amortization, executive and other non-recurring separation costs, customer relationship management (“CRM”) and enterprise resource planning (“ERP”) system costs, and non-recurring legal and litigation costs, as well as the net tax impact of excluding these items. From time to time in the future, there may be other items that we may exclude if the Company believes that doing so is consistent with the goal of providing useful information to investors and management. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Forward-looking non-GAAP measures include adjusted EBITDA. The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, executive and other non-recurring separation costs, CRM and ERP system costs, and non-recurring legal and litigation costs.

Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for benchmarking against other similar companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per diluted share exclude the following:

Non-cash expenses for stock-based compensation. The Company has excluded the effect of stock-based compensation expenses in calculating its non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to its employees, the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expense related to grants of options, employee stock purchase plan, and performance and restricted stock. Depending upon the size, timing and the terms of the grants, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation better allows for comparisons to its peer companies;

Depreciation and amortization. The Company has excluded depreciation and amortization expense in calculating its non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations;

Executive and other non-recurring separation costs. We have excluded costs associated with the resignation of our former Executive Officers in calculating our non-GAAP operating expenses and net income measures. We exclude these and other non-recurring employee separation costs because we believe that these items do not reflect future operating expenses;

Customer Relationship Management. We have excluded CRM system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new CRM solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance;

Enterprise Resource Planning. We have excluded ERP system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new ERP solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance; and

Non-recurring legal and litigation costs. We have excluded costs incurred related to third party litigation and disputes, that are of a non-recurring nature.

The Company believes that excluding all of the items above allows users of its financial statements to better review and assess both current and historical results of operations. In the three months ended December 31, 2020, our revenue was $49.9 million, as compared to $51.8 million for the three months ended December 31, 2019. In the three months ended December 31, 2020, our gross profit on a non-GAAP basis was $28.3 million as compared to $29.4 million for the three months ended December 31, 2019, which, when calculated on a GAAP basis, would be equivalent to $28.1 million and $28.8 million, respectively. In the three months ended December 31, 2020, our income from operations on a non-GAAP basis was $4.7 million as compared to $2.1 million for the three months ended December 31, 2019, which, when calculated on a GAAP basis, would be equivalent to $1.4 million profit and $1.9 million loss, respectively. Our cash balance at December 31, 2020 was $47.0 million.

When calculating our gross profit on a non-GAAP basis, for the three months ended December 31, 2020, we excluded $0.3 million in stock-based compensation, $0.2 million in depreciation and amortization, and $0.3 million in taxes and other adjustments. When calculating our income from operations on a non-GAAP basis, for the three months ended December 31, 2020, we excluded $2.1 million in stock-based compensation, $0.9 million in depreciation and amortization, $0.6 million in non-recurring legal expenses and $0.3 million in taxes and other adjustments

In the twelve months ended December 31, 2020, our revenue was $147.7 million, as compared to $181.7 million for the twelve months ended December 31, 2019. In the twelve months ended December 31, 2020, our gross profit on a non-GAAP basis was $78.1 million as compared to $100.3 million for the twelve months ended December 31, 2019, which, when calculated on a GAAP basis, would be equivalent to $75.8 million and $98.2 million, respectively. In the twelve months ended December 31, 2020, our loss from operations on a non-GAAP basis was $4.8 million as compared to a profit of $4.3 million for the twelve months ended December 31, 2019, which, when calculated on a GAAP basis, would be equivalent to losses of $22.8 million and $12.1 million, respectively.

When calculating our gross profit on a non-GAAP basis, for the twelve months ended December 31, 2020, we excluded approximately $1.7 million in stock-based compensation, $0.6 million in depreciation and amortization, $0.3 million in severance and $0.3 million in taxes and other adjustments. When calculating our loss from operations on a non-GAAP basis, for the twelve months ended December 31, 2020, we excluded approximately $10.1 million in stock-based compensation, $4.0 million in depreciation and amortization, $1.1 million in implementation costs for our CRM and ERP systems, $0.8 million in severance, and $1.9 million in non-recurring legal expenses.”

Item 8.01	Other Events.

Proposed Offering

On March 3, 2021, the Company issued a press release announcing the proposed Offering of Notes. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

Risk Factors

The Preliminary Offering Memorandum also contained an updated description of certain risk factors applicable to the Company. Accordingly, the Company is filing these risk factors with this Current Report on Form 8-K for the purpose of supplementing and updating disclosures contained in the Company’s prior filings with the SEC, including those discussed in the Company’s most recent Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, filed with the SEC on April 14, 2020, as supplemented by the Company’s subsequent filings with the SEC, including the Company’s most recent Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, filed with the SEC on November 19, 2020. The updated disclosures are filed herewith as Exhibit 99.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release of Cutera, Inc. dated March 3, 2021.

99.2	Updated Risk Factors.

104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: March 3, 2021	/s/ Rohan Seth
Rohan Seth
Chief Financial Officer